EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report and Quarterly Report of Nestbuilder.com Corp. (the “Company”) on Form 10-Q for the transition period from November 1, 2017 to November 30, 2017 and the quarter ended February 28, 2018, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Alex Aliksanyan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 23, 2018	By:	/s/ Alex Aliksanyan
	Name:	Alex Aliksanyan
	Its:	Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Nestbuilder.com Corp. and will be retained by Nestbuilder.com Corp. and furnished to the Securities and Exchange Commission or its staff upon request.